Exhibit 99.1

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 02VT2D 1 U P X + Special Meeting Proxy Card . C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A For Against Abstain 1. To adopt the Agreement and Plan of Merger (the “merger agreement”), dated as of June 7, 2018, by and among AV Homes, Inc. (“AV Homes”), Taylor Morrison Home Corporation (“Taylor Morrison”) and Thor Merger Sub, Inc. (“Merger Sub”), pursuant to which Merger Sub will merge with and into AV Homes with AV Homes continuing as the surviving entity and an indirect subsidiary of Taylor Morrison (the “merger”). 3. To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. For Against Abstain 2. To approve, on an advisory (non-binding) basis, certain compensation that may become payable to the named executive officers of AV Homes in connection with the merger. Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting. IMPORTANT SPECIAL MEETING INFORMATION Proposals — The Board of Directors recommends a vote FOR Proposals 1 – 3. For Against Abstain Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on [ ]. Vote by Internet • Go to www.envisionreports.com/AVHI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Special Meeting of Stockholders Proxy Solicited by Board of Directors for Special Meeting of Stockholders—By signing this proxy, the undersigned stockholder hereby appoints Roger A. Cregg and S. Gary Shullaw, and each of them, with full power of substitution, to act as attorneys and proxies of the undersigned and to vote on behalf of the undersigned all of the shares of common stock of AV Homes, Inc. (“AV Homes”), which the undersigned is entitled to vote at the special meeting of stockholders of AV Homes to be held at [ ], local time, on [ ], 2018 at [ ] and at any and all postponements and adjournments thereof, upon the matters referred to in the Notice of the Special Meeting of Stockholders of AV Homes and the related proxy statement. WHEN PROPERLY EXECUTED AND NOT REVOKED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED. WHERE A VOTE IS NOT SPECIFIED, THE PROXIES WILL VOTE “FOR” THE PROPOSAL TO APPROVE THE MERGER (PROPOSAL 1), “FOR” THE ADVISORY (NON-BINDING) PROPOSAL TO APPROVE SPECIFIED COMPENSATION THAT MAY BECOME PAYABLE TO THE NAMED EXECUTIVE OFFICERS OF AV HOMES IN CONNECTION WITH THE MERGER (PROPOSAL 2) AND “FOR” THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE MERGER (PROPOSAL 3). Proxy — AV HOMES, INC. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.